UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 11, 2017

Mitcham Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Texas	001-13490	76-0210849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8141 SH 75 South, P.O. Box 1175, Huntsville, Texas		77342
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	936-291-2277

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements
On September 11, 2017 (the "Effective Date"), the Board of Directors (the "Board") of Mitcham Industries, Inc. (the "Company") approved the Company’s entry into an Employment Agreement with Mr. Robert P. Capps (the "Robert P. Capps Employment Agreement") and an Employment Agreement with Mr. Guy Malden (the "Guy Malden Employment Agreement" and together with the Robert P. Capps Employment Agreement, the "Employment Agreements"). Pursuant to Employment Agreements, Mr. Capps and Mr. Malden will continue to serve as the Co-Chief Executive Officers of the Company, and Mr. Capps will continue to serve as a member of the Board.
The Employment Agreements provide, subject to certain limitations set forth therein, for each of Mr. Capps and Mr. Malden (each, an "Executive") to receive a base salary, an annual cash bonus, equity compensation, severance and certain other benefits, which are summarized below, for a two year period beginning on the Effective Date (the "Term"). The Term shall be automatically extended for successive one-year periods unless either party provides written notice of termination at least 60 days prior to the date the then-current Term would otherwise end.
• Base Salary. The Executives’ annual base salary ("Base Salary") will remain unchanged. Currently, Mr. Capps’ Base Salary is $262,650 and Mr. Malden’s Base Salary is $253,895, which amounts may be increased, but not decreased.
• Bonus. Each Executive will be eligible to receive an annual bonus subject to performance targets to be established by the compensation committee of the Board (the "Compensation Committee").
• Equity-Based Compensation. Each Executive will be eligible to receive awards under the Company’s equity incentive plans in amounts determined by the Compensation Committee.
• Benefits. The Company will provide each of the Executives with such retirement and group insurance programs or other fringe benefit plans as are customarily provided to similarly situated executives of the Company.
• Severance.
• For Cause; Other than for Good Reason; death or Disability. If an Executive’s employment is terminated by the Company for "Cause" (as defined in the Employment Agreements), by the Executive without "Good Reason" (as defined in the Employment Agreements), or due to the Executive’s death or Disability, the Executive will be entitled to receive (i) all accrued Base Salary through the date of termination and (ii) any post-employment benefits due under the terms and conditions of the Company’s benefit plans. The Executive will not be entitled to any additional amounts or benefits as the result of a termination of employment described under this paragraph.
• Without Cause; Good Reason following a Change in Control. If an Executive terminates his employment for Good Reason or is terminated by the Company other than for Cause, Disability or death, in each case, within two years following a Change in Control, he will be entitled to a severance payment (the "Change in Control Severance Payment") in an amount equal to two times the sum of (i) the Executive’s Base Salary as in effect immediately prior to the Termination Date and (ii) the greater of (A) the value of the Executive’s Annual Bonus received for the most recently completed Bonus Year prior to the Termination Date, or (B) 25% of the Executive’s Base Salary as in effect immediately prior to the Termination Date.
Without Cause; Good Reason prior to a Change in Control. If an Executive terminates his employment for Good Reason or is terminated by the Company other than for Cause, Disability or death, and such termination does not occur within two years following a Change in Control, he will be entitled to a severance payment in an amount equal to the greater of (i) the Change in control Severance Payment, or (ii) the sum of (A) the value of the Base Salary, as then in effect, the Executive would have received under his Employment Agreement for the time period beginning on the Termination Date and ending on the last date of the then-existing Term or Renewal Term and (B) the greater of (1) the value of the Executive’s Annual Bonus received for the most recently completed Bonus Year prior to the Termination Date and (2) 25% of the Executive’s Base Salary as in effect immediately prior to the Termination Date.
• Release; Non-Competition and Non-Solicitation. Each Executive’s eligibility and entitlement, if any, to each severance payment and any other payment and benefit described above is subject to the execution and non-revocation of a customary release of claims agreement by the Executive. Also as a condition to receive the severance benefits above, during each Executive’s employment and for a period of 24 months following his separation from the Company, he may not compete with the Company or its direct or indirect subsidiaries (collectively, the "Company Group"), nor solicit any customers, suppliers or employees of the Company Group.
The foregoing is a summary of the material terms of the Employment Agreements and is qualified in its entirety by reference to the Robert P. Capps Employment Agreement and the Guy Malden Employment Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference. Capitalized terms used but not defined in this summary shall have the meanings given to them in the Employment Agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as a part of this report:

Exhibit No. Description

10.1 Employment Agreement, dated as of September 11, 2017, by and between the Company and Robert P. Capps.

10.2 Employment Agreement, dated as of September 11, 2017, by and between the Company and Guy Malden.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

September 15, 2017	By:	Robert P. Capps

Name: Robert P. Capps
Title: Co-Chief Executive Officer, Executive Vice President-Finance and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 11, 2017, by and between the Company and Robert P. Capps
10.2	Employment Agreement, dated as of September 11, 2017, by and between the Company and Guy Malden